  As filed with the Securities and Exchange Commission on October 18, 1994

                                                  Registration No. 33-56009

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                             Amendment No. 1 to
                                  FORM S-3
                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933

                               -------------

                      THE BEAR STEARNS COMPANIES INC.
           (Exact Name of Registrant as Specified in its Charter)

           Delaware                                   13-3286161
 (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or                                 No.)
        Organization)

                              245 Park Avenue
                         New York, New York  10167
                               (212) 272-2000
            (Address, Including Zip Code, and Telephone Number,
     including Area Code, of Registrant's Principal Executive Offices)

                            William J. Montgoris
                          Chief Operating Officer
                        and Chief Financial Officer
                      The Bear Stearns Companies Inc.
                              245 Park Avenue
                         New York, New York  10167
                               (212) 272-2000
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:

                           Dennis J. Block, Esq.
                          Weil, Gotshal & Manges
                             767 Fifth Avenue
                         New York, New York 10153
                              (212) 310-8000

 Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                                               CALCULATION OF REGISTRATION FEE

                                                              Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to      Amount to be      Offering Price Per    Aggregate Offering         Amount of
            be Registered                 Registered(1)             Unit                  Price           Registration Fee
Common Stock, par value $1.00 per
share................                            306,590              $15.25            $4,675,497.50             $1,613(2)
Common Stock, par value $1.00 per
share................                              2,575              $15.6875(3)          $40,395.31(3)             $14

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Previously paid on October 13, 1994.
(3) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York
Stock Exchange Composite Tape on October 17, 1994.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

===========================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 18, 1994

     PROSPECTUS

                         THE BEAR STEARNS COMPANIES INC.

                    COMMON STOCK (PAR VALUE $1.00 PER SHARE)

      286,878 SHARES OF COMMON STOCK UNDER THE BEAR STEARNS COMPANIES INC.
             CAPITAL ACCUMULATION PLAN FOR SENIOR MANAGING DIRECTORS

       22,287 SHARES OF COMMON STOCK UNDER THE BEAR STEARNS COMPANIES INC.
               PERFORMANCE UNIT PLAN FOR SENIOR MANAGING DIRECTORS

          This Prospectus is being used in connection with the offering from time to time by certain former officers and/or directors (the "Selling Shareholders") of The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and/or its subsidiaries, of (i) up to 286,878 shares (the "CAP Shares") of common stock, par value $1.00 per share, of the Company (the "Common Stock"), which have been acquired by them pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (the "CAP Plan") and (ii) up to 22,287 shares (the "PUP Shares", and together with the CAP Shares, the "Shares") of Common Stock, which have been acquired by them pursuant to the Company's Performance Unit Plan for Senior Managing Directors (the "PUP Plan", and together with the CAP Plan, the "Plans"). Unless the context indicates or requires otherwise, references in this Prospectus to the "Company" are to The Bear Stearns Companies Inc. and its subsidiaries.

          The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any of the proceeds from such sales.

          The Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange (the "NYSE"), in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

          The Selling Shareholders and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

          Bear, Stearns & Co. Inc. ("Bear Stearns") and/or Bear, Stearns Securities Corp. ("BSSC"), subsidiaries of the Company, may act as a broker on behalf of one or more of the Selling Shareholders in connection with this offering and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). See "Plan of Distribution."

          The Common Stock is traded on the NYSE. On October 17, 1994, the closing price of the Common Stock as reported on the NYSE Composite Tape was $15-1/2 per share.

                    ----------------------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ----------------------------------------

                                OCTOBER __, 1994

                              --------------------

          NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              --------------------

                                TABLE OF CONTENTS
                                                            PAGE
                                                            ----
     Available Information . . . . . . . . . . . . . . . .  2
     Incorporation of Certain Documents by Reference . . .  3
     The Company . . . . . . . . . . . . . . . . . . . . .  4
     Selling Shareholders  . . . . . . . . . . . . . . . .  4
     Plan of Distribution  . . . . . . . . . . . . . . . .  7
     Experts . . . . . . . . . . . . . . . . . . . . . . .  7
     Validity of the Common Stock  . . . . . . . . . . . .  8


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Northwestern Atrium Center, 500 West Madison, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.












     NYFS04...:\25\22625\0110\2322\S-301494.L4A

         This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders incorporated by reference therein) for the fiscal year ended June 30, 1994 (the "1994 Form 10-K") and (ii) the Current Report on Form 8-K dated October 18, 1994. The description of the Common Stock, which is registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985, is also hereby incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.

                            -------------------------

                                   THE COMPANY

         The Company is a holding company that, through its subsidiaries, principally Bear Stearns and BSSC, is a leading United States investment banking, securities trading and brokerage firm serving United States and foreign corporations, governments and institutional and individual investors. The business of the Company and its subsidiaries includes market-making and trading in corporate, United States government and agency, mortgage-related, asset-backed and municipal securities and trading in options, futures, foreign currencies, interest rate swaps and other derivative products; securities and commodities arbitrage; securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities, arranging for the private placement of securities, assisting in mergers and acquisitions and restructurings and providing other financial advisory services, including advising on, and participating in principal investments in, leveraged acquisitions; providing securities clearance services; specialist activities in securities on the floor of the New York Stock Exchange (the "NYSE"); customer financing activities; securities lending activities; fiduciary services; and providing other services, including real estate brokerage, investment management and advisory activities, and securities research.

         The Company's operations are conducted from its principal offices in New York City, from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco, from representative offices in Geneva, Hong Kong and Shanghai, through international subsidiaries in Frankfurt, Hong Kong, London and Paris, through a branch office in Tokyo and through joint ventures with other firms in Karachi, Madrid and Paris. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company's trust company subsidiary, Custodial Trust Company, operates from offices in Princeton, New Jersey.

         Bear Stearns and BSSC are broker-dealers registered with the Commission, futures commission merchants registered with the Commodity Futures Trading Commission, members of the NYSE and all other principal United States securities and commodities exchanges and members of the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association. Bear Stearns is also recognized as a "primary dealer" in United States government securities designated by the Federal Reserve Bank of New York.

         The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.

                              SELLING SHAREHOLDERS

         This Prospectus relates to shares of Common Stock that have been acquired under the Plans by the Selling Shareholders.

         The Selling Shareholders are former officers and/or directors of the Company and were Senior Managing Directors of Bear Stearns. The following table sets forth the name and principal position or positions over the past three years with the Company of each Selling Shareholder (other than such Selling Shareholder's prior position as a Senior Managing Director of Bear Stearns) and (a) the number of shares of Common Stock each Selling Shareholder beneficially owned as of October 1, 1994; (b) the number of shares of Common Stock acquired by each Selling Shareholder pursuant to the Plans and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Shareholder following this offering, assuming the sale pursuant to this offering of all Shares acquired by such Selling Shareholder pursuant to the Plan and registered hereby. There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

          Selling Shareholders,                                                         Shares Beneficially
    Addresses of Selling Shareholders            Shares         Shares Covered       Owned After This Offering
           and Prior Principal                Beneficially          by This          -------------------------
        Positions with the Company            Owned (1)(2)         Prospectus           Number         Percent
 --------------------------------------       ------------       -------------         -------         -------
 Jeffrey C. Bloomberg                             110,402            3,872               106,530            *
  184 E. 64th Street
  New York, NY  10021

 Charles W. Daggs, III                              7,306            7,306                     0            0
  416 West Grant Place PH# C
  Chicago, IL  60614

 John Dancewicz                                    18,942            5,181                13,761            *
  969 E. Spring Lane
  Lake Forest, IL  60045

 Edward DeMaria                                    77,770            4,096                73,674            *
  13743 Lebateau Lane
  Palm Beach Gardens, FL  33410

 Alvin H. Einbender (a)                           703,759           69,351               634,408            *
  136 E. 79th Street
  New York, NY  10021
 [Executive Vice President and Chief
 Operating Officer of the Company until
 August 1993.]

 Barbara Feldman                                   23,310           10,523                12,787            *
  363 Briarcliff Road
  Teaneck, NJ  07666

 Robert Gerard                                          1                1                     0            0
  35 E. 12th Street, Apt. 6
  New York, NY  10003

 S. William Gersten                               115,366           59,996                55,370            *
  5 Blue Sky Lane
  Montvale, NJ  07645

 Don R. Kornstein                                  90,623           38,694                51,929            *
  c/o Jackpot Enterprises, Inc.
  1110 Palms Airport Drive
  Las Vegas, NV  89119

 Lawrence Kudlow                                   11,964           11,964                     0            0
  c/o National Review Magazine
  150 E. 35th St.
  New York, NY  10016

 Michael S. Liss                                   41,495           41,495                     0            0
  One Rockefeller Plaza
  New York, NY  10020

 Peter B. Madsen                                   59,126           31,635                27,491            *
  2621 Second Street
  Santa Monica, CA  90405

 Marcia Myerberg                                    5,114            4,878                   236            *
  120 E. 87th Street, P18A
  New York, NY  10128

 Humbert Powell, III                               43,477            7,196                36,281            *
  33 Brooklawn Drive
  Short Hills, NJ  07078

 J. Patrick Rothstein                               7,309            7,309                     0            0
  101 Wooster Street, Apt. 3-F
  New York, NY  10012





          Selling Shareholders,                                                         Shares Beneficially
    Addresses of Selling Shareholders            Shares         Shares Covered       Owned After This Offering
           and Prior Principal                Beneficially          by This          -------------------------
        Positions with the Company            Owned (1)(2)         Prospectus           Number         Percent
 --------------------------------------       ------------       -------------         -------         -------
 John Steinhardt (a)                                3,397            3,397                     0            0
  114 East 72nd Street
  New York, NY  10021

 Howard H. Tomlinson                                2,145            2,145                     0            0
  94 Battle Road
  Princeton,NJ  08540

 Christopher Fallon                                   126              126                     0            0
  8 Woodland Avenue
  Bronxville, NY  10708



























































______________________

* Less than one (1%) percent.

(a)  Former Member of the Board of Directors of the Company.

1.  Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

2.  Includes shares underlying units credited under the CAP Plan and shares underlying earnings units credited under the PUP
Plan issued subsequent to October 1, 1994 and included in the column entitled "Shares Covered by This Prospectus".  Includes the maximum number of shares subject to purchase within 60 days of October 1, 1994 upon the exercise of stock options under
The Bear Stearns Companies Inc. 1985 Option Plan as follows:  John Dancewicz - 23,064 and Humbert Powell, III - 25,546.


                              PLAN OF DISTRIBUTION

         The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any proceeds from the sale of any Shares sold by the Selling
     Shareholders as part of this offering.

         The Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the NYSE, in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

         The Selling Shareholders and any dealer acting in connection with the offering or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         Any broker or dealer participating in any distribution of Shares in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker or dealer.

         Bear Stearns may act as a broker on behalf of one or more of the Selling Shareholders in connection with the offering of the Shares and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). Bear Stearns is a member firm of the NASD and its activities in connection with the offering will comply with the requirements of Schedule E of the By-laws of the NASD to the extent applicable.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.


                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's 1994 Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          VALIDITY OF THE COMMON STOCK

         The validity of the Common Stock will be passed upon for the Company by Weil, Gotshal & Manges (a partnership including professional corporations), New York, New York.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee and the NASD filing fee.

          SEC registration fee . . . . . . . . . . . . .    $ 1,627
          Accounting fees  . . . . . . . . . . . . . . .      2,500
          Legal fees and expenses  . . . . . . . . . . .     10,000
          Miscellaneous  . . . . . . . . . . . . . . . .        873
                                                             ------
                   Total                                    $15,000
                                                             ======


     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Reference is made to section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

          Article VIII of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Registrants Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a) to the Registration Statement on Form S-8 (No. 33-49979) filed August 13, 1993.

          The Registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the Registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

          For the undertaking with respect to indemnification, see Item 17 herein.

     ITEM 16. EXHIBITS.

          4(a)(1)   --  Restated Certificate of Incorporation of the
                        Registrant, filed September 11, 1985.+

          4(a)(2)   --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed October 29, 1985.+

          4(a)(3)   --  Certificate of Stock Designation to the Restated
                        Certificate of Incorporation of the Registrant, filed October 29, 1985.+

          4(a)(4)   --  Certificate of Change of Address of Registered
                        Agent to the Restated Certificate of Incorporation of the Registrant, filed February 14, 1986.+

          4(a)(5)   --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed September 18, 1986.+

          4(a)(6)   --  Certificate of Stock Designation to the Restated
                        Certificate of Incorporation of the Registrant, filed February 19, 1987.+

          4(a)(7)   --  Certificate of Correction to the Restated
                        Certificate of Incorporation of the Registrant, filed February 25, 1987.+

          4(a)(8)   --  Certificate of Change of Address of Registered
                        Agent to the Restated Certificate of Incorporation of the Registrant, filed October 27, 1988.+

          4(a)(9)   --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed November 6, 1989.+

          4(a)(10)  --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed November 7, 1990.+

          4(a)(11)  --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed November 10, 1992.+

          4(a)(12)  --  Certificate of Stock Designation to the Restated
                        Certificate of Incorporation of the Registrant, filed March 23, 1993.+

          4(a)(13)  --  Certificate of Stock Designation to the Restated
                        Certificate of Incorporation of the Registrant, filed July 22, 1993.+

          4(a)(14)  --  Form of Certificate of Stock Designations to the
                        Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 4.4 to the Registrant's Registration Statement on Form 8-A filed on February 23, 1994).*

          4(b)      --  Amended and Restated By-laws of the Registrant, as
                        amended (filed as Exhibit (3)(b) to the
                        Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 1991 and Exhibit (3)(b) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1992).*

          (5)       --  Opinion of Weil, Gotshal & Manges

          23(a)     --  Consent of Deloitte & Touche LLP.**

          22(b)     --  Consent of Weil, Gotshal & Manges (included in
                        Exhibit 5)

          24        --  Power of attorney (included in the signature pages
                        to the Registration Statement).

          ---------------
         + Incorporated by reference to similarly numbered exhibits to the Registrant's Registration Statement No. 33-49979 on Form S-8.
         *  Incorporated by Reference.
        **  Previously Filed.

     ITEM 17. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

             (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

             (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of October, 1994.


                                   THE BEAR STEARNS COMPANIES INC.


                                   By:  /s/ William J. Montgoris
                                      -------------------------------------
                                        William J. Montgoris
                                        Chief Operating Officer


               Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                        TITLE                       DATE
     ---------                        -----                       ----


             *                   Chairman of the Board   October 17, 1994
     -------------------         and Director
     Alan C. Greenberg


             *                   President and Chief     October 17, 1994
     -------------------         Executive Officer
     James E. Cayne              (Principal Executive
                                 Officer); Director


     /s/ William J. Montgoris    Chief Operating         October  17, 1994
     ------------------------    Officer and Chief
     William J. Montgoris        Financial Officer
                                 (Principal Financial
                                 Officer); Director


             *                   Executive Vice          October 17, 1994
     -------------------         President; Director
     Michael L. Tarnopol


                                 Executive Vice
     -------------------         President; Director
     Vincent J. Mattone


             *                   Executive Vice          October 17, 1994
     -------------------         President; Director
     Alan D. Schwartz

     SIGNATURE                        TITLE                       DATE
     ---------                        -----                       ----


             *                   Executive Vice          October 17, 1994
     -------------------         President; Director
     John C. Sites, Jr.


             *                   Executive Vice          October 17, 1994
     -------------------         President; Director
     Warren J. Spector


             *                   Treasurer; Director     October 17, 1994
     -------------------
     Michael Minikes


             *                   Director                October 17, 1994
     -------------------
     E. Garrett Bewkes, III


             *                   Director                October 17, 1994
     -------------------
     Denis A. Bovin


             *                   Director                October 17, 1994
     -------------------
     Peter Cherasia


             *                   Director                October 17, 1994
     -------------------
     Michael R. Dabney


             *                   Director                October 17, 1994
     -------------------
     Kevin Finnerty


                                 Director
     -------------------
     Grace J. Fippinger


             *                   Director                October 17, 1994
     -------------------
     Carl D. Glickman


             *                   Director                October 17, 1994
     -------------------
     Thomas R. Green

     SIGNATURE                        TITLE                       DATE
     ---------                        -----                       ----


                                 Director
     -------------------
     Rev. Donald J. Harrington,
     C.M.


             *                   Director                October 17, 1994
     -------------------
     Richard Harriton


             *                   Director                October 17, 1994
     -------------------
     Nancy E. Havens-Hasty


             *                   Director                October 17, 1994
     -------------------
     Jonathan Ilany


             *                   Director                October 17, 1994
     -------------------
     Daniel L. Keating


             *                   Director                October 17, 1994
     -------------------
     John W. Kluge


             *                   Director                October 17, 1994
     -------------------
     David A. Liebowitz


             *                   Director                October 17, 1994
     -------------------
     Bruce M. Lisman


             *                   Director                October 17, 1994
     -------------------
     Matthew J. Mancuso


             *                   Director                October 17, 1994
     -------------------
     Donald Mullen


             *                   Director                October 17, 1994
     -------------------
     Frank T. Nickell

     SIGNATURE                        TITLE                       DATE
     ---------                        -----                       ----


             *                   Director                October 17, 1994
     -------------------
     R. Blaine Roberts


             *                   Director                October 17, 1994
     -------------------
     E. John Rosenwald, Jr.


             *                   Director                October 17, 1994
     -------------------
     Frederic V. Salerno


             *                   Director                October 17, 1994
     -------------------
     Robert M. Steinberg


             *                   Director                October 17, 1994
     -------------------
     Fred Wilpon


             *                   Director                October 17, 1994
     -------------------
     Uzi Zucker


             *                   Controller              October 17, 1994
     -------------------
     Michael J. Abatemarco


             *                   Senior Vice President-  October 17, 1994
     -------------------
     Samuel L. Molinaro, Jr.     Finance (Principal
                                 Accounting Officer)



     * By:  /s/ William J. Montgoris
            ----------------------------
            William J. Montgoris
            Attorney-in-Fact

                                  Exhibit Index
                                  -------------


      Exhibit Number  Description
      --------------  -----------

      4(a)(1) Restated Certificate of Incorporation of the Registrant, filed September 11, 1985.+

      4(a)(2)         Certificate of Amendment to the Restated
                      Certificate of Incorporation of the
                      Registrant, filed October 29, 1985.+

      4(a)(3)         Certificate of Stock Designation to the
                      Restated Certificate of Incorporation of the Registrant, filed October 29, 1985.+

      4(a)(4)         Certificate of Change of Address of
                      Registered Agent to the Restated Certificate of Incorporation of the Registrant, filed
                      February 14, 1986.+

      4(a)(5)         Certificate of Amendment to the Restated
                      Certificate of Incorporation of the
                      Registrant, filed September 18, 1986.+

      4(a)(6)         Certificate of Stock Designation to the
                      Restated Certificate of Incorporation of the Registrant, filed February 19, 1987.+

      4(a)(7)         Certificate of Correction to the Restated
                      Certificate of Incorporation of the
                      Registrant, filed February 25, 1987.+

      4(a)(8)         Certificate of Change of Address of
                      Registered Agent to the Restated Certificate of Incorporation of the Registrant, filed
                      October 27, 1988.+

      4(a)(9)         Certificate of Amendment to the Restated
                      Certificate of Incorporation of the
                      Registrant, filed November 6, 1989.+

      4(a)(10)        Certificate of Amendment to the Restated
                      Certificate of Incorporation of the
                      Registrant, filed November 7, 1990.+

      4(a)(11)        Certificate of Amendment to the Restated
                      Certificate of Incorporation of the
                      Registrant, filed November 10, 1992.+

      4(a)(12)        Certificate of Stock Designation to the
                      Restated Certificate of Incorporation of the Registrant, filed March 23, 1993.+

      4(a)(13)        Certificate of Stock Designation to the
                      Restated Certificate of Incorporation of the Registrant, filed July 22, 1993.+

      4(a)(14) Form of Certificate of Stock Designations to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 4.4 to the Registrant's Registration Statement on Form 8-A filed on February 23, 1994).*

      4(b) Amended and Restated By-laws of the Company, as amended (filed as Exhibit (3)(b) to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1991 and Exhibit
                      (3)(b) to the Company's Quarterly Report on
                      Form 10-Q for the quarterly period ended
                      December 31, 1992).*

      (5)             Opinion of Weil, Gotshal & Manges

      23(a)           Consent of Deloitte & Touche LLP.**

      23(b) Consent of Weil, Gotshal & Manges (included in Exhibit 5)

      24 Power of Attorney (included on signature page of this Part II).


     --------------------
     + Incorporated by Reference to similarly numbered exhibits to the Registrant's Registration Statement No. 33-49979 on Form S-8.
     *  Incorporated by Reference.
    **  Previously Filed.